UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): November 3, 2004


                            Scottish Re Group Limited
             (Exact Name of Registrant as Specified in its Charter)


                                 Cayman Islands
                 (State or Other Jurisdiction of Incorporation)

                 001-16855                               N/A
          (Commission File Number)                 (I.R.S. Employer
                                                Identification Number)

                                 (441) 295-4451
              (Registrant's Telephone Number, Including Area Code)

              P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road
           Hamilton HM12, Bermuda                        N/A
  (Address of Principal Executive Offices)            (Zip Code)





          (Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          The Board of Directors of Scottish Re Group Limited (the "Company") named Jean-Claude Damerval to the Board of Directors of the Company on November 3, 2004 to serve as a Class III Director. Mr. Damerval will serve on the Audit Committee, the Corporate Governance Committee and the Finance and Investment Committee of the Board of Directors. There are no arrangements pursuant to which Mr. Damerval was nominated or elected as a director, and there are no related party transactions between the Company and Mr. Damerval. Mr. Damerval previously served as CEO of International Operations at AXA, and he has served on the Board of Directors of a number of insurance organizations including National Mutual (Melbourne), INA/ASSITALIA (Rome), AOBA Life (Tokyo), CX Re (London), and Aurora National Life, where he also served as an executive committee member.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   SCOTTISH RE GROUP LIMITED


                                   By:  /s/ Paul Goldean
                                        ----------------
                                        Paul Goldean
                                        Executive Vice President and General
                                        Counsel



Dated:  November 9, 2004